Exhibit 99.1

Opendoor Names Kaz Nejatian as CEO; Founders Rabois and Wu Rejoin Board

•	Nejatian, Chief Operating Officer of Shopify, to Lead Company’s Next Chapter as AI-Powered Real Estate Platform

•	Keith Rabois and Eric Wu Bring Back Founder DNA to Company with Rabois Appointed Chairman

•	Khosla Ventures and Wu Investing $40 Million in PIPE Financing

SAN FRANCISCO, Sept. 10, 2025 (GLOBE NEWSWIRE) -- Opendoor Technologies Inc. (Nasdaq: OPEN) today announced that Kaz Nejatian, Chief Operating Officer of Shopify, has been appointed Chief Executive Officer and member of the Board of Directors. Co-Founders Keith Rabois and Eric Wu are returning to the Board of Directors, with Rabois taking on the role of Chairman.

The Right Leader for the AI Era

Nejatian, a lawyer-turned entrepreneur and product leader, is an AI-native executive with a track record of transforming products, teams, and companies at scale. He joins Opendoor after serving as Chief Operating Officer and Vice President of Product at Shopify, where since 2019 he helped build the teams and the products at one of the world’s most important commerce platforms. He is an exceptional operator, known for driving significant operating leverage while increasing speed of execution. He is a leader in the craft of product management and has helped build products used by hundreds of millions of people every day.

“Literally there was only one choice for the job: Kaz. I am thrilled that he will be serving as CEO of Opendoor,” said Rabois, Chairman. “He is a decisive leader who has driven product innovation at scale, ruthlessly reduced G&A expenses to drive profitability and deeply understands the potential for AI to radically reshape a company’s entire operations. He is a proven executive with a founder’s brain. He is the right leader to unlock Opendoor’s unique data and assets as we build on Opendoor’s original mission, now enhanced as an AI-first company. The future of home buying and selling is now in the chat.”

“It’s a privilege to become Opendoor’s leader,” said Nejatian. “Few life events are as important as buying or selling a home. With AI, we have the tools to make that experience radically simpler, faster, and more certain. That’s the future we’re building.”

Opendoor Going Into Founder Mode with Nejatian as CEO and Rabois and Wu Board Appointments

The Company also announced the appointments of Opendoor co-founders Keith Rabois, Managing Director at Khosla Ventures, and Eric Wu, co-founder NavigateAI, to the Board of Directors, effective immediately. Rabois will assume the role of Chairman, and Eric Feder will continue in his role as Lead Independent Director.

“Rabois and Wu, who co-founded Opendoor in 2013, will inject the “founder DNA” and energy at a pivotal moment for Opendoor. They are passionate about our community and we’re excited to welcome them back to the Board,” stated Feder.

“Opendoor’s mission is more relevant than ever,” added Wu. “Homeowners deserve a better system, and with Kaz’s vision, mentality and creativity, I’m confident he can lead Opendoor’s next chapter and build a category-defining company.”

Along with Mr. Rabois’ and Mr. Wu’s appointments to the Board, Pueo Keffer and Glenn Solomon have stepped down from the Board of Directors.

Feder continued, “We are grateful to Pueo and Glenn for their many contributions to the company and their dedication to Opendoor and our shareholders.”

Khosla Ventures and Eric Wu Invest $40 million in Opendoor Equity to Accelerate Growth

Opendoor has entered into securities purchase agreements with Khosla Ventures and Mr. Wu to invest $40 million of equity capital through a private investment in the Company. The Company intends to use the proceeds to fund continued investment in the business.

Advisors

Wachtell, Lipton, Rosen & Katz served as legal advisor to Opendoor and Goldman Sachs acted as the Company’s financial advisor.

Biographies

Kaz Nejatian

After working as a lawyer earlier in his career, Kaz Nejatian became the founder and CEO of Kash, a payment technology company. Kash was one of the early players in giving small businesses access to mobile payments technology for brick-and-mortar stores, and was acquired in 2017 by one of the largest fintech companies in the U.S. Kaz then served in various product roles at Meta (formerly Facebook) and Shopify before becoming its Chief Operating Officer in 2022. He is a graduate of Queen’s University School of Business and University of Toronto law school, and is a proud husband and father to four young children.

Keith Rabois

Keith Rabois is a Managing Director at Khosla Ventures, where he invests across sectors and stages leveraging his experience as a world-class founder, operator, and investor.

Keith has helped build some of the largest, globally-recognized technology companies in his more than 20-year career. At Khosla Ventures, he led the first institutional investments in DoorDash, Affirm, and Faire, invested early in Stripe, and co-founded Opendoor. While a General Partner at Founders Fund, he led investments in Ramp, Trade Republic, and Aven, and before that made early personal investments in YouTube, Airbnb, and Palantir. Keith is consistently recognized on the Forbes Midas list, ranking as high as #4 in the U.S. and #8 globally.

He has served on multiple boards, including Reddit’s from 2012 to 2019, and on Yelp and Xoom’s boards, guiding them from their early stages through IPOs. Keith currently serves on the boards of Ramp and Faire, among others.

He started his technology career with leadership roles at PayPal, as their EVP of Business Development, Public Affairs & Policy, before joining LinkedIn as VP of Business & Corporate Development, and finally, Block (formerly known as Square), as Chief Operating Officer.

Keith served as a litigator at Sullivan & Cromwell following his clerkship for the United States Court of Appeals for the Fifth Circuit. He holds a bachelor's degree in political science from Stanford University and earned a juris doctor degree with honors from Harvard University.

Eric Wu

Eric Wu is the founder and former CEO of Opendoor, where he served as Chief Executive from 2013 to 2022 and as Chairman of the Board from 2020 to 2022.

He is an active angel investor and advisor to leading technology companies including Harvey, Airtable, Ramp, Faire, and Mercury. Eric has been recognized as EY’s Entrepreneur of the Year, included on Fortune’s 40 Under 40, named one of Business Insider’s Best Early Stage Investors, and in 2022 became the third-youngest Fortune 500 CEO.

Earlier in his career, Eric founded Movity.com, a Y Combinator–backed startup acquired by Trulia in 2011, and prior to that launched a real estate investment trust focused on student housing.

About Opendoor

Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide. For more information, please visit www.opendoor.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our CEO search, our new and enhanced product offerings, our business strategy and our ability to create long-term value for sellers, agents and shareholders. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturns or slowdowns; changes in general economic and financial conditions (including federal monetary policy, the imposition of tariffs and price or exchange controls, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that impact demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; our real estate assets and increased competition in the U.S. residential real estate industry; our ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; our ability to acquire and resell homes profitably; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to expeditiously sell and appropriately price our inventory; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our digital platform, including our automated pricing and valuation technology; our ability to realize expected benefits from our restructuring and cost reduction efforts; our ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; our ability to obtain or maintain licenses and permits to support our current and future business operations; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; our ability to protect our brand and intellectual property; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors, including our Chief Executive Officer role; the impact of the regulatory environment and potential regulatory instability within our industry and complexities with compliance related to such environment; any future impact of pandemics, epidemics, or other public health crises on our ability to operate, demand for our products and services, or general economic conditions; our ability to maintain our listing on the Nasdaq Global Select Market; changes in laws or government regulation affecting our business; the impact of pending or future litigation or regulatory actions; and the volatility in the price of our common stock. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, as updated by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com